Exhibit 99.1

LifeVantage Expands Board of Directors and Announces Approval of Tender Offer to Modify Warrants

Nine Directors Including Four New Directors Elected at Company’s Annual Meeting of Shareholders

Board Appoints New Chairman

Salt Lake City, UT, January 17, 2012, LifeVantage Corporation (OTCBB: LFVN), maker of Protandim®, the Nrf2 Synergizer™ patented dietary supplement, announced that nine directors were elected to the Board of Directors at the company’s Annual Meeting of Shareholders held on January 10, 2012, including four new directors. Elected to the Board of Directors for one year terms were Douglas C. Robinson, the company’s President & Chief Executive Officer, David W. Brown, the company’s President of Network Marketing Operations, Dr. Joe M. McCord, the company’s Chief Science Officer, as well as Garry P. Mauro and Mike Lu. In addition, newly elected directors include Michael A. Beindorff, Dave S. Manovich, George E. Metzger, and Elwood (“Woody”) H. Spedden. Immediately following the Annual Shareholder Meeting, the newly seated directors held their first Board Meeting. In that meeting, Woody Spedden was appointed as Chairman of the Board. Garry Mauro, the outgoing Chairman of the Board, will continue to serve as a director. As two incumbent board members did not stand for reelection, the Board of Directors now consists of nine members, six of whom are independent.

The new directors bring a wealth of corporate experience and expertise in areas that are critically important to the company’s growth and long-term success, including executive and board experience with publicly traded companies. The four new directors have held leadership positions at successful companies that include Apple, VISA, Coca-Cola, Textron and Hewlett-Packard.

Douglas C. Robinson, the company’s Chief Executive Officer, stated, “We are pleased to welcome our four new board members. As our company evolves, we recognize that it is critical that we have the right Board of Directors complementing our management team to provide us with insight and expertise. Each of our new directors brings a unique and valuable perspective that will be instrumental as we grow our business through distributor growth, geographic expansion, and the strategic introduction of new and complementary products. We also want to thank our two outgoing board members, Dr. James Crapo and Kay Manovich, for their valuable service to our company over the past years.”

Mr. Robinson continued, “We are excited to begin working with Woody Spedden as our newly elected Chairman of the Board. With more than fifty years of executive management experience with public and private companies, Woody is an ideal candidate to serve as Chairman of LifeVantage and to counsel our young and rapidly growing company during our next phase of growth. We also want to recognize Garry Mauro’s valuable contributions to LifeVantage’s development since he joined our board in 2008. During his tenure on the board, LifeVantage made the strategic decision to launch into Network Marketing, enter additional markets, namely Japan, and restructure our corporate management team. We look forward to our continued association with him as a member of our board.”

Mr. Spedden stated, “I admire the strong product offerings and scientific backing of LifeVantage, and I am very pleased to be elected to the Board of Directors and to serve as Chairman of the Board. I look forward to sharing my experience with LifeVantage as its brand awareness expands and a growing number of people improve their health and wellness through the benefits of Protandim.”

Approval Received of Tender Offer to Modify Warrants

In addition, the company on December 29, 2011, received the expected approval from warrant holders of its tender offer to modify certain outstanding warrants. As previously announced, LifeVantage filed a tender offer document with the SEC and initiated a tender offer for the purpose of amending certain of its warrants to remove the price-based anti-dilution provision contained in those warrants and to extend the period during which those warrants may be exercised by 30 days. As of December 29, 2011, the company received the requisite approvals such that all of the warrants covered by the tender offer were amended. As a result, the company will no longer account for these warrants as a derivative liability as currently required under U.S. GAAP.

With the warrant modification and the expiration of certain other warrants in March and April 2012, the company will be removing all derivative warrant liabilities from its balance sheet and eliminating the quarterly changes in fair value of these warrants from its income statement. With these changes, the company believes that its financial statements will more closely reflect its operating performance.

Newly Elected Board Members and Backgrounds

Elwood (“Woody”) H. Spedden: Mr. Spedden’s career includes more than fifty years of experience in executive management and oversight, compensation, compliance, engineering practice, sales and marketing on behalf of private and public sector companies. He served as a member of the Board of Directors of Advanced Energy Industries from 1995 until 2010 and he also served on its audit, nominating and governance and compensation committees. From 1997 to 1999, he served as President and Chief Executive Officer of Photon Dynamics Inc., a publicly-held manufacturer of flat panel display test equipment. From July 1996 to June 1997, Mr. Spedden was a vice president of KLA-Tencor Semiconductor, a publicly-held manufacturer of automatic test equipment used in the fabrication of semiconductors. From 1989 to 1996, Mr. Spedden was the Vice President of Field Operations, and in 1991 took on the role of President and Chief Executive Officer, of Credence Systems Corporation, a manufacturer of test equipment for the global semiconductor industry. From 1971 to 1989, he held many senior positions at Teradyne Inc., a supplier of automatic test equipment. Prior to that, he worked in various sales and marketing roles at Hewlett Packard.

Michael A. Beindorff: Mr. Beindorff brings more than thirty years of experience in general management, operations, sales and marketing with a strong track record of building and leading disciplined organizational teams, driving rapid, profitable growth and delivering results across a variety of business environments. He currently serves as Principal & President of the Far Niente Group, a management consultancy focused on helping clients build effective business models, strong differentiated brands, viable product lines and sustainable businesses while maximizing return on investment, a position he has held since 2008. From 2004 to 2008, he served as Chief Operating Officer of Exclusive Resorts, a world’s leading private club for luxury travel experiences, where he helped build a world class leadership team and a profitable, sustainable business. From 2002 to 2004, he served as Principal & President of the Greentree Group, a management consultancy helping clients build strong brands and effective business models. From 1999 to 2002, he served first as President & COO and then as Chairman & Chief Executive Officer of PlanetRx.com, an internet pharmacy and on-line health portal. From 1995 to 1999, he served as Executive Vice President of Marketing, Operations & Product Management for VISA. From 1978 to 1995, he held various positions leading global advertising, sales, marketing and brand management for The Coca-Cola Company and Rhodes Furniture. Mr. Beindorff received his Bachelor of Science in Business Administration from the University of Alabama and his Masters of Business Administration from the Gouzuietta Business School at Emory University.

Dave S. Manovich: Mr. Manovich has extensive experience in finance management and oversight, executive sales and marketing operations as well as distribution management and development. He currently serves as Managing Partner of D&S Investments, a private investment entity focused on portfolio management for long term capital appreciation, a position he has held since 2006. From 1999 to 2001, he served as Chief Operating Officer and Senior Vice President of @Road Inc., a start-up wireless data services company. From 1998 to 1999, he served as a Partner of Union Atlantic, LC, an investment and venture capital merchant banking company. From 1997 to 1998, he served as Executive Vice President at Apple Computer where he was responsible for worldwide sales and support. From 1996 to 1997, he served as Vice President of Sales for Fujitsu P.C. where he was responsible for sales and channel development for the U.S., Canada, Central and Southern America and Caribbean markets. From 1985 to 1996, he served in various positions at

Apple Computer, including as Vice President of U.S. consumer division, Director of Business Markets and Country Manager for the UK/Ireland as well as Regional & District Sales Manager in the U.S. Mr. Manovich began his career at Deloitte, Haskins & Sells, where he served as a Certified Public Accountant. Mr. Manovich received his Bachelor of Science in Business Administration with an emphasis on Marketing and Management from the University of Montana and his Masters of Business Administration with an emphasis on Finance from the University of Montana.

George E. Metzger: Mr. Metzger brings to LifeVantage more than thirty years of experience in executive compensation, human resources, benefits and labor relations as well as workforce planning. In 2007, Mr. Metzger retired from Textron Inc., a company with international operations in multiple industries. Mr. Metzger worked in various capacities while at Textron beginning in 1985, and most recently served as Vice President of Human Resources and Benefits from 2000 until December 2007. In this role he was responsible for Textron’s networked integrated human resource delivery system, including account based healthcare plans, retirement plan redesign and reward structure. From 1976 to 1986, he worked for Rockwell International, including serving as Director Human Resources. He worked at Clark Equipment Company from 1969 to 1976 as Director Labor Relations at the time of his departure. Mr. Metzger also serves on the Board of Directors of WorkWell Systems, Inc., a privately held physical medicine and workers’ compensation solutions company. Mr. Metzger received his Bachelor of Science in Business Administration from Trine University.

About LifeVantage Corporation

LifeVantage, (OTCBB: LFVN), maker of Protandim®, the Nrf2 Synergizer™ patented dietary supplement, is a science based nutraceutical company. LifeVantage is dedicated to visionary science that looks to transform wellness and anti-aging internally and externally with products that dramatically reduce oxidative stress at the cellular level. The Company was founded in 2003 with headquarters in Salt Lake City, Utah and operations in San Diego, CA. For more information, visit www.LifeVantage.com.

Forward Looking Statements

This document contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words and expressions reflecting optimism, satisfaction or disappointment with current prospects, as well as words such as “believe,” “hopes,” “intends,” “estimates,” “expects,” “projects,” “plans,” “anticipates” and variations thereof, identify forward-looking statements, but their absence does not mean that a statement is not forward-looking. Such forward-looking statements are not guarantees of performance and the Company’s actual results could differ materially from those contained in such statements. These forward-looking statements are based on the Company’s current expectations and beliefs concerning future events affecting the Company and involve known and unknown risks and uncertainties that may cause the Company’s actual results or outcomes to be materially different from those anticipated and discussed herein. These risks and uncertainties include, among others, the potential failure or unintended negative consequences of the implementation of the Company’s network marketing sales channel; the Company’s ability to retain independent distributors or to attract new independent distributors on an ongoing basis; the potential for third party and governmental actions involving the Company’s network marketing sales channel; the potential for product liability claims against the Company; the risk that government regulators and regulations could adversely affect the Company’s business; future laws or regulations may hinder or prohibit the production or sale of the Company’s existing product and any future products; unfavorable publicity could materially hurt the Company’s business; and the Company’s ability to protect its intellectual property rights and the value of its product. These and other risk factors are discussed in greater detail in the Company’s Annual Report on Form 10-K and its Quarterly Report on Form 10-Q under the caption “Risk Factors”, and in other documents filed by the Company from time to time with the Securities and Exchange Commission. The Company cautions investors not to place undue reliance on the forward-looking statements contained in this document. All forward-looking statements are based on information currently available to the Company on the date hereof, and the Company undertakes no obligation to revise or update these forward-looking statements to reflect events or circumstances after the date of this document, except as required by law.

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Investor Relations Contact:

Cindy England (801) 432-9036

Director of Investor Relations

-or-

John Mills (310) 954-1105

Senior Managing Director, ICR, LLC